Exhibit 99.2

MERCK & CO., INC.

CONSOLIDATED STATEMENT OF INCOME - GAAP

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 1a

	2015	2014					% Change
	1Q	1Q	2Q	3Q	4Q	Dec YTD	1Q
Sales	$9,425	$10,264	$10,934	$10,557	$10,482	$42,237	-8%

Costs, Expenses and Other
Materials and production	3,569	3,903	4,893	4,223	3,749	16,768	-9%
Marketing and administrative	2,601	2,734	2,973	2,975	2,924	11,606	-5%
Research and development	1,737	1,574	1,664	1,659	2,283	7,180	10%
Restructuring costs	82	125	163	376	349	1,013	-34%
Other (income) expense, net (1)	55	(163)	(650)	(166)	(10,634)	(11,613)	*
Income Before Taxes	1,381	2,091	1,891	1,490	11,811	17,283	-34%
Income Tax Provision (Benefit)	423	360	(142)	648	4,484	5,349
Net Income	958	1,731	2,033	842	7,327	11,934	-45%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	5	26	29	(53)	11	14
Net Income Attributable to Merck & Co., Inc.	$953	$1,705	$2,004	$895	$7,316	$11,920	-44%
Earnings per Common Share Assuming Dilution	$0.33	$0.57	$0.68	$0.31	$2.54	$4.07	-42%

Average Shares Outstanding Assuming Dilution	2,865	2,971	2,949	2,911	2,880	2,928
Tax Rate	30.6%	17.2%	-7.5%	43.5%	38.0%	30.9%

* 100% or greater

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

(1) Other (income) expense, net includes equity income from affiliates.  Prior periods have been reclassified to conform to the current presentation.

MERCK & CO., INC.

CONSOLIDATED STATEMENT OF INCOME

GAAP TO NON-GAAP RECONCILIATION

FIRST QUARTER 2014

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 2b

		Acquisition and
		Divestiture-	Restructuring	Adjustment
	GAAP	Related Costs (1)	Costs (2)	Subtotal		Non-GAAP

Sales	$10,264					$10,264

Costs, Expenses and Other
Materials and production	3,903	1,126	119	1,245		2,658
Marketing and administrative	2,734	11	31	42		2,692
Research and development	1,574		51	51		1,523
Restructuring costs	125		125	125		—
Other (income) expense, net (4)	(163)					(163)
Income Before Taxes	2,091	(1,137)	(326)	(1,463)		3,554
Taxes on Income	360			(567	)(3)	927
Net Income	1,731			(896)		2,627
Less: Net Income Attributable to Noncontrolling Interests	26					26
Net Income Attributable to Merck & Co., Inc.	$1,705			(896)		$2,601
Earnings per Common Share Assuming Dilution	$0.57					$0.88

Average Shares Outstanding Assuming Dilution	2,971					2,971
Tax Rate	17.2%					26.1%

Merck is providing non-GAAP information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of the company’s performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

(1) Amounts included in materials and production costs reflect expenses for the amortization of intangible assets recognized as a result of acquisitions. Amounts included in marketing and administrative expenses reflect integration costs.

(2) Amounts primarily include employee separation costs and accelerated depreciation associated with facilities to be closed or divested related to activities under the company’s formal restructuring programs.

(3) Represents the estimated tax impact on the reconciling items, as well as a benefit of approximately $300 million associated with a capital loss generated in the quarter.

(4) Other (income) expense, net includes equity income from affiliates.

MERCK & CO., INC.

FRANCHISE / KEY PRODUCT SALES

FIRST QUARTER 2015

(AMOUNTS IN MILLIONS)

Table 3a

	Global			U.S.			International
	1Q 2015	1Q 2014	% Change	1Q 2015	1Q 2014	% Change	1Q 2015	1Q 2014	% Change

TOTAL SALES (1)	$9,425	$10,264	-8	$3,953	$4,146	-5	$5,472	$6,119	-11
PHARMACEUTICAL	8,266	8,451	-2	3,637	3,130	16	4,629	5,321	-13
Primary Care and Women’s Health
Cardiovascular
Zetia	568	611	-7	345	323	7	223	288	-23
Vytorin	320	361	-11	111	120	-8	209	241	-13
Diabetes
Januvia	884	858	3	501	474	6	383	384
Janumet	509	476	7	212	213		297	263	13
General Medicine & Women’s Health
NuvaRing	166	168	-1	112	103	9	54	65	-17
Implanon / Nexplanon	137	102	35	84	60	41	53	42	26
Dulera	130	102	28	125	97	29	5	5	8
Follistim AQ	82	110	-26	34	34		47	76	-38
Hospital and Specialty
Hepatitis
PegIntron	56	112	-50		4	*	56	108	-48
HIV
Isentress	385	390	-1	187	190	-2	198	199
Hospital Acute Care
Cubicin(2)	187	5	*	166			21	5	*
Cancidas	163	166	-2	6	7	-10	157	159	-2
Invanz	132	114	15	67	60	12	65	55	19
Noxafil	111	74	50	45	20	*	66	55	21
Bridion	85	73	17				85	73	17
Primaxin	65	71	-8	3	3	-12	62	68	-8
Immunology
Remicade	501	604	-17				501	604	-17
Simponi	158	157	1				158	157	1
Oncology
Emend	122	122		78	70	12	43	52	-16
Keytruda	83		*	66		*	16		*
Temodar	74	83	-10				74	83	-10
Diversified Brands
Respiratory
Nasonex	289	312	-7	143	133	7	146	179	-18
Singulair	245	271	-9	6	5	22	240	266	-10
Clarinex	51	62	-18	5	6	-19	46	55	-17
Other
Cozaar / Hyzaar	185	205	-10	8	6	33	177	199	-11
Arcoxia	123	128	-4				123	128	-4
Fosamax	94	123	-24	3	4	-25	91	119	-24
Propecia	53	74	-28	4	5	-17	49	69	-28
Zocor	49	64	-24	5	5	7	44	60	-26
Vaccines
Gardasil / Gardasil 9	359	383	-6	295	271	9	64	113	-43
ProQuad, M-M-R II and Varivax	348	280	24	308	240	28	40	39	1
RotaTeq	192	169	14	157	130	21	35	39	-9
Zostavax	175	142	23	151	129	17	24	13	84
Pneumovax 23	110	101	9	77	83	-7	33	18	89
Other Pharmaceutical (3)	1,075	1,378	-22	333	335	-1	742	1,042	-29
ANIMAL HEALTH	829	813	2	203	177	15	626	636	-2

CONSUMER CARE (4)	2	546	*	0	390	*	2	156	-99

Other Revenues (5)	328	454	-28	113	448	-75	215	6	*

* 100% or greater

(1) Only select products are shown.

(2) Cubicin results for the first quarter 2015 represent sales for the two months following Merck’s acquisition of Cubist. Cubicin sales for 2014 represent the previous licensing agreement in Japan prior to the acquisition.

(3) Includes Pharmaceutical products not individually shown above. Other Vaccines sales included in Other Pharmaceutical were $78 million and $98 million on a global basis for first quarter 2015 and 2014, respectively.

(4) On October 1, 2014, the company divested the Consumer Care business to Bayer.

(5) Other revenues are comprised primarily of alliance revenue, third-party manufacturing sales and miscellaneous corporate revenues, including revenue hedging activities. Other revenues in 2014 include $232 million of revenue recognized in connection with the sale of U.S. Saphris rights. On June 30, 2014, AstraZeneca exercised its option to buy Merck’s interest in a subsidiary and through it, Merck’s interest in Nexium and Prilosec. As a result, the company no longer records supply sales for these products.

MERCK & CO., INC.

PHARMACEUTICAL GEOGRAPHIC SALES

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3b

	2015	2014					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q

TOTAL PHARMACEUTICAL	$8,266	$8,451	$9,087	$9,134	$9,370	$36,042	-2

United States	3,637	3,130	3,462	3,837	3,786	14,214	16
% Pharmaceutical Sales	44.0%	37.0%	38.1%	42.0%	40.4%	39.4%

Europe (1)	2,024	2,478	2,537	2,297	2,269	9,581	-18
% Pharmaceutical Sales	24.5%	29.3%	27.9%	25.2%	24.2%	26.6%

Japan	627	835	859	730	965	3,389	-25
% Pharmaceutical Sales	7.6%	9.9%	9.5%	8.0%	10.3%	9.4%

Asia Pacific	809	809	840	878	910	3,438	0
% Pharmaceutical Sales	9.8%	9.6%	9.2%	9.6%	9.7%	9.5%

China	318	282	309	318	332	1,242	13

Latin America	630	538	668	673	678	2,557	17
% Pharmaceutical Sales	7.6%	6.4%	7.3%	7.4%	7.2%	7.1%

Eastern Europe/Middle East Africa	321	415	459	443	500	1,817	-23
% Pharmaceutical Sales	3.9%	4.9%	5.1%	4.9%	5.3%	5.0%

Canada	170	200	218	218	218	854	-15
% Pharmaceutical Sales	2.1%	2.4%	2.4%	2.4%	2.3%	2.4%

Other	48	46	44	58	44	192	4
% Pharmaceutical Sales	0.6%	0.5%	0.5%	0.6%	0.5%	0.5%

(1) Europe primarily represents all European Union countries and the European Union accession markets.

MERCK & CO., INC.

FIRST QUARTER 2015

OTHER (INCOME) EXPENSE, NET - GAAP

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 4

OTHER (INCOME) EXPENSE, NET

	1Q15	1Q14
INTEREST INCOME	$(74)	$(61)
INTEREST EXPENSE	164	188
EXCHANGE LOSSES	95	34
EQUITY INCOME FROM AFFILIATES (1)	(145)	(124)
Other, net	15	(200)
TOTAL	$55	$(163)

(1) Includes the performance of the company’s joint ventures and other equity method affiliates, including the Sanofi Pasteur MSD partnership, certain investment funds, as well as AstraZeneca LP until the termination of that relationship on June 30, 2014. Equity income from AstraZeneca LP was $98 million in the first quarter of 2014.